UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

MOD-PAC CORP.
(Exact name of registrant as specified in its charter)

New York	0-50063	16-0957153

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Elmwood Avenue, Buffalo, New York		14207

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number; including area code		716-873-1640

Not Applicable

(Former name or former address, if changed since last report)

Item 1. Entry into a Material Definitive Agreement.

As further described in the press release referred to in Item 7. The company entered into a new supply agreement with VistaPrint Ltd., a major customer.

Item 7. Regulation FD Disclosure

99.1 Press Release dated April 21, 2005.

On April 21, 2005, MOD-PAC CORP. issued a press release announcing that it signed a North American Supply Agreement for 2005-2006 with VistaPrint Ltd., a major customer, and modified its current North American Supply agreement. The press release is annexed as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Form 8-K and the Exhibit annexed hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOD-PAC CORP.

Date: April 22, 2005	By: /s/ C. Anthony Rider

Name: C. Anthony Rider
Title: Chief Financial Officer
Exhibit Number	Description
99.1	MOD-PAC CORP. signed North American Supply Agreement for 2005-2006